Exhibit 10.2

LOCK-UP AGREEMENT

June [__], 2023

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Re: Precipio, Inc.—Proposed Offering of Securities

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.01 per share (“Shares”), or rights to acquire Shares, of Precipio, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), understands that A.G.P./Alliance Global Partners (“AGP”) proposes to enter into a Financial Advisory Agreement (the “Financial Advisory Agreement”) providing for the offer and sale (the “Offering”) of Shares and other securities of the Company (the “Securities”) pursuant to a registration statement on Form S-3 (File No. 333-271277) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on April 27, 2023. The Securities are being directly issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”), between the Company and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Financial Advisory Agreement.

In consideration of the AGP’s agreement to enter into the Financial Advisory Agreement and to proceed with the Offering of the Securities, and the Purchasers agreement to enter in the Purchase Agreement and proceed with the purchase of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, AGP and the Purchasers that, without the prior written consent of AGP, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”) of this letter agreement (the “Letter Agreement”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned as of the date of the Financial Advisory Agreement or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase Shares; provided that any Shares received upon such exercise, conversion or exchange will be subject to this Lock-Up Period. The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is ninety (90) days after the closing of the Offering.

In addition, the undersigned further agrees that during the Lock-Up Period the undersigned will not, without the prior written consent of AGP: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession,

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(vii)	pursuant to the Financial Advisory Agreement,

(viii)	in connection with the repurchase of the Common Stock or other securities by the Company pursuant to stock option agreements or other equity award agreements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or consulting service with the Company,

(ix)	pursuant to tenders, sales, or other transfers in response to a bona fide third-party takeover bid made to all holders of Common Stock or any other acquisition transaction, in each case in a change in control transaction whereby all or substantially all of the Common Stock are acquired by a third party (provided that if such transaction is not consummated, the subject Common Stock shall remain subject to the restrictions set forth herein) and that has been approved by the board of directors of the Company and will occur after the Offering,

(x)	pursuant to the exercise, including by “net” exercise, of any options to acquire shares of Common Stock or the conversion of any convertible security into Common Stock described in the prospectus relating to the Offering (the “Prospectus”), or issued pursuant to an equity plan described in the Prospectus, it being understood that any such shares of Common Stock received by the undersigned upon such exercise or conversion shall be subject to the restrictions set forth in this Letter Agreement,

(xi)	pursuant to transfers to the Company in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock or vesting or exercise of similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any equity plan described in the Prospectus,

(xii)	in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-Up Period, or

(xiii)	in connection with the sale or other transfer of Common Stock made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; provided that if the undersigned is required to make a filing under Section 16 of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the undersigned’s Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (xiii), as the case may be, and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or other disposition;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with AGP and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made and provided, further, in the case of clause (x) any filing under Section 16(a) of the Exchange Act in connection with such exercise shall disclose only the exercise of the option and shall not disclose in any filing under Section 16(a) during the Lock-Up Period any disposition of Common Stock underlying the option, in the case of clause (xi) any filing under Section 16(a) of the Exchange Act in connection with such transfer shall disclose that such transfer was to cover the payment of taxes due with respect to the vesting of restricted stock or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any equity plan described in the Prospectus, in the case of clause (viii), any filing under Section 16(a) of the Exchange Act in connection with such transfer shall disclose that such transfer was a result of the repurchase of the Common Stock or such other securities by the Company pursuant to the stock option agreements or other equity award agreements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or consulting service with the Company.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Financial Advisory Agreement does not become effective, or if the Financial Advisory Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Offering, understands that AGP is entering into the Financial Advisory Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This lock-up agreement is intended for the benefit of the addressees hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:
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